As filed with the Securities and Exchange Commission on July 29, 1997
                                                       Registration No. 33-96384
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          CELLEGY PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                California                                   82-0429727
(State or Other Jurisdiction of Incorporation or          (I.R.S. employer
               Organization)                              identification no.)

                           1065 E. Hillsdale Boulevard
                                    Suite 418
                          Foster City, California 94404
                    (Address of principal executive offices)

                        1995 Directors Stock Option Plan
                           1995 Equity Incentive Plan

                            (Full Title of the Plans)

                               K. Michael Forrest
                          Cellegy Pharmaceuticals, Inc.
                     1065 E. Hillsdale Boulevard, Suite 418
                          Foster City, California 94404
                                 (415) 524-1600
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              C. Kevin Kelso, Esq.
                                 Fenwick & West
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------- ---------------- ---------------------- --------------------- ------------------
                                                                                         Proposed
                                                 Amount         Proposed Maximum          Maximum               Amount of
            Title of Securities                   to be        Offering Price Per        Aggregate             Registration
             to be Registered                  Registered             Share            Offering Price              Fee
-------------------------------------------- ---------------- ---------------------- --------------------- ------------------
Common Stock, no par value                       58,170             $4.50 (1)           $  261,765.00           $ 79.32
-------------------------------------------- ---------------- ---------------------- --------------------- ------------------
Common Stock, no par value                      391,830 (2)         $3.75 (3)           $1,469,362.50 (3)       $445.26
-------------------------------------------- ---------------- ---------------------- --------------------- ------------------
Common Stock, no par value                       50,000 (2)         $3.75 (3)           $  187,500 (3)          $ 56.82
-------------------------------------------- ---------------- ---------------------- --------------------- ------------------

(1) Average exercise price of options previously granted to acquire shares covered by this registration statement.

(2) Includes shares issuable upon the exercise of outstanding options and awards not yet granted.

(3) Estimated as of July 25, 1997 pursuant to Rules 457(c) and 457(h)(1) solely for the purpose of calculating the registration fee. Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended. This amount equals 1/33 of 1% of the proposed maximum aggregate offering price.

                          CELLEGY PHARMACEUTICALS, INC.
                       REGISTRATION STATEMENT ON FORM S-8


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") to include an additional 450,000 shares of the Registrant's Common Stock covered by the Registrant's 1995 Equity Incentive Plan, as amended through June 30, 1997 (the "Incentive Plan") and an additional 50,000 shares of the Registrant's Common Stock covered by the Registrant's 1995 Directors' Stock
Option Plan (the "Directors Plan"). The contents of the Registrant's Registration Statement on Form S-8 (Commission File No. 333-06065), previously filed with the Commission on June 14, 1996, with respect to the Incentive Plan, and the contents of the Registrant's registration statement on Form S-8 previously filed with the Commission on August 30, 1995, with respect to the Incentive Plan and the Directors' Plan, are incorporated herein by reference.

Item 8.   Exhibits.

                                  Exhibit Index

Exhibit No.                            Description
-----------                            -----------

   4.01 Registrant's Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 4.01 to Registrant's Form S-8, filed with the Commission on August 30, 1995 (the "1995 Form S-8")).

   4.02 Certificate of Determination, as amended, relating to the Series A Preferred Stock (incorporated herein by reference to
                  Exhibit 4.1 to the Company's Quarterly Report on Form 10-QSB for the three months ended March 31, 1996).

   4.03           Registrant's  Bylaws,  as  amended   (incorporated  herein  by
                  reference to Exhibit 4.02 to the 1995 Form S-8 ).

   4.04           Registrant's 1995 Equity Incentive Plan, as amended.

   4.05           Registrant's 1995 Directors' Stock Option Plan, as amended.

   5.01           Opinion of Fenwick & West.

   23.01          Consent of Fenwick & West (included in Exhibit 5.01).

   23.02          Consent of Ernst & Young LLP, Independent Auditors.

   24.01          Power of Attorney (see signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on July 21, 1997.

                                       CELLEGY PHARMACEUTICALS, INC.

                                       By:   /s/ K. Michael Forrest
                                          --------------------------------------
                                          K. Michael Forrest,
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints K. Michael Forrest, Carl R. Thornfeldt and C. Kevin Kelso, jointly and severally, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the  requirements of the Securities Act, this  Registration
Statement has been signed by the following  persons on the capacities and on the dates indicated.
       Signature                                              Title                                             Date
       ---------                                              -----                                             ----
/s/ K. Michael Forrest                          President and Chief Executive Officer,                    July 21, 1997
------------------------------------            and Director (Principal Executive Officer)
K. Michael Forrest

/s/ A. Richard Juelis                           Vice President, Finance and Chief Financial Office     r  July 21, 1997
------------------------------------            (Principal Financial and Accounting Officer)
A. Richard Juelis

/s/ Carl. R. Thornfeldt                         Director                                                  July 21, 1997
------------------------------------
Carl R. Thornfeldt, M.D.

/s/ Peter M. Elias                              Director                                                  July 21, 1997
------------------------------------
Peter M. Elias, M.D.

/s/ Larry J. Wells                              Director                                                  July 21, 1997
------------------------------------
Larry J. Wells

/s/ Denis R. Burger                             Director                                                  July 21, 1997
------------------------------------
Denis R. Burger, Ph.D.

/s/ Tobi B. Klar                                Director                                                  July 21, 1997
------------------------------------
Tobi B. Klar, M.D.

/s/ Alan A. Steigrod                            Director                                                  July 21, 1997
------------------------------------
Alan A. Steigrod

/s/ Jack L. Bowman                              Director                                                  July 21, 1997
------------------------------------
Jack L. Bowman


                                  Exhibit Index

Exhibit No.                            Description
-----------                            -----------

   4.01 Registrant's Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 4.01 to Registrant's Form S-8, filed with the Commission on August 30, 1995 (the "1995 Form S-8")).

   4.02 Certificate of Determination, as amended, relating to the Series A Preferred Stock (incorporated herein by reference to
                  Exhibit 4.1 to the Company's Quarterly Report on Form 10-QSB for the three months ended March 31, 1996).

   4.03           Registrant's  Bylaws,  as  amended   (incorporated  herein  by
                  reference to Exhibit 4.02 to the 1995 Form S-8 ).

   4.04           Registrant's 1995 Equity Incentive Plan, as amended.

   4.05           Registrant's 1995 Directors' Stock Option Plan, as amended.

   5.01           Opinion of Fenwick & West.

   23.01          Consent of Fenwick & West (included in Exhibit 5.01).

   23.02          Consent of Ernst & Young LLP, Independent Auditors.

   24.01          Power of Attorney (see signature page).